UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2018, Hecla Mining Company (“Hecla”), our wholly owned subsidiary, 1156291 B.C. Unlimited Liability Company, and Klondex Mines Ltd. (“Klondex”), amended that certain Arrangement Agreement (the “Amendment”) by and among the parties dated March 16, 2018, as amended on June 4, 2018.  Under the terms of the Amendment (i) the terms Maximum Cash Consideration and Maximum Purchaser Shares, as each are used in the Arrangement Agreement and related Plan of Arrangement, are revised, and (ii) a new defined term “Outstanding Warrant Shares” is added to both documents, in each case to reflect the possibility that current “in the money” Klondex warrants may not be exercised prior to the closing of Hecla’s acquisition of Klondex, and to give effect to any such unexercised warrants in the calculation of the amounts under such defined terms, as revised. The Amendment does not change the consideration payable by Hecla to the securityholders of Klondex. The Amendment also makes certain other immaterial changes to the Plan of Arrangement included as a schedule to the Arrangement Agreement.

The Amendment has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Amending Agreement dated as of July 5, 2018, by and among Hecla Mining Company, its wholly owned subsidiary, 1156291 B.C. Unlimited Liability Company, and Klondex Mines Ltd.*

____________________

*     Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: July 5, 2018

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